UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 3, 2020
KBS REAL ESTATE INVESTMENT TRUST II, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-53649	26-0658752
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)
Registrant's telephone number, including area code: (949) 417-6500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On April 3, 2020, KBS Real Estate Investment Trust II, Inc. (the “Company”) reconvened its annual meeting of stockholders at the offices of KBS, 800 Newport Center Drive, 7th Floor Boardroom, Newport Beach, California. At the reconvened annual meeting, the Company’s stockholders voted in person or by proxy on the following proposals to amend the Company’s charter (together, the “Charter Amendment Proposals”):
Proposal No. 2(a) To eliminate (i) conditions and limitations on the Company’s exculpation and indemnification of its present or former directors and KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), and its affiliates and (ii) limitations on the Company’s ability to reimburse its present or former directors and the Advisor or its affiliates for reasonable legal expenses and other costs, each of which had previously been required by state securities administrators in connection with the Company’s initial public offering. Instead, the amendment provides that the Company shall exculpate and indemnify its present and former directors and officers to the maximum extent permitted by Maryland law and provides the Company the ability to exculpate and indemnify the Advisor and its affiliates pursuant to the terms of the advisory agreement between the Company and the Advisor (the “Indemnification Proposal”),
Proposal No. 2(b) To eliminate the charter requirement to distribute a specific report with audited financial statements, related-party and other information to stockholders each year, that had previously been required by state securities administrators in connection with the Company’s initial public offering (the “Reporting Proposal”). Although the charter would no longer require the Company to provide audited financial statements to its stockholders, any decision by the Company to cease providing audited financial statements to its stockholders would require that the Securities and Exchange Commission (the “SEC”) grant the Company relief from certain reporting requirements under the U.S. Securities Exchange Act of 1934, as amended, and
Proposal No. 2(d) To eliminate the current charter limit on “total operating expenses” (as defined in the charter) to amounts that do not exceed the greater of 2% of the Company’s “average invested assets” (as defined in the charter) or 25% of the Company’s net income (as defined in the charter) for the four consecutive fiscal quarters then ended unless the Company’s conflicts committee has made a finding that, based on unusual and non-recurring factors that it deems sufficient, a higher level of expenses is justified (the “Operating Expenses Proposal”). This charter limit had previously been required by state securities administrators in connection with Company’s initial public offering.
For a detailed description of each of the proposals submitted for stockholder vote at the reconvened annual meeting, including a summary of the revisions that each of the Charter Amendment Proposals would make to the Company’s current charter, see the Company’s Definitive Proxy Statement, filed with the SEC on December 9, 2019 (the “Proxy Statement”).
Proposal No. 2(a). The Indemnification Proposal was approved. The number of votes cast for and votes cast against, and the number of abstentions and broker non-votes with respect to, the Indemnification Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Indemnification Proposal	94,710,877	25,719,286	9,611,750	9,643,852

The voting was closed on the Indemnification Proposal.
Proposal No. 2(b). The Reporting Proposal was approved. The number of votes cast for and votes cast against, and the number of abstentions and broker non-votes with respect to, the Reporting Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Reporting Proposal	96,650,242	25,186,045	8,205,626	9,643,852

The voting was closed on the Reporting Proposal.
Proposal No. 2(d). The Operating Expenses Proposal was approved. The number of votes cast for and votes cast against, and the number of abstentions and broker non-votes with respect to, the Operating Expenses Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Operating Expenses Proposal	93,512,200	28,266,670	8,263,043	9,643,852

The voting was closed on the Operating Expenses Proposal.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST II, INC.

Dated: April 8, 2020	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary